Item 77.I - Terms of New or Amended Securities


Morgan Stanley U.S. Government Securities Trust

Effective October 14, 2016, shareholders of Morgan
Stanley U.S. Government Securities Trust are no longer permitted to exchange shares that are not beneficially owned by "natural persons" into Active
Assets Prime Trust, Morgan Stanley California Tax-
Free Daily Income Trust, Morgan Stanley Liquid
Asset Fund Inc., Morgan Stanley New York
Municipal Money Market Trust and Morgan
Stanley Tax-Free Daily Income Trust in connection with these funds' operation as "retail money market funds" as defined in Rule 2a-7 of the Investment
Company Act of 1940, as amended, and as
described in the supplement to the Fund's
Prospectus filed via EDGAR with the Securities and Exchange Commission on September 1, 2016
(accession number 0001104659-16-142611) and
incorporated by reference herein.

Morgan Stanley U.S. Government Securities Trust made those changes to its operations (e.g., sales charge discounts and conversion features) described in the supplement to its Prospectus filed via
EDGAR with the Securities and Exchange
Commission on September 30, 2016 (accession number 0001104659-16-147870) and incorporated by reference herein.